LAW OFFICES OF
WILLIAM B. BARNETT

OF COUNSEL
ALAN L. ROSEN

21550 OXNARD STREET
MAIN PLAZA - SUITE 200
WOODLAND HILLS, CALIFORNIA 91367
TELEPHONE (818) 595-7717
FAX (818) 999-2269

wbarnett@wbarnettlaw.com

May 8, 2008
Mr. Yale Farar
Rokwader, Inc.
23950 Craftsman Road
Calabasas, California 91302

Re: Rokwader, Inc.
Registration Statement on Form S-1

Dear Mr. Farar:

We have acted as your counsel in connection with the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-147922) filed by Rokwader, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of 700,000 shares of Common Stock, par value $0.001 per share, of the Company (the "Shares").

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, as amended, the Company's Certificate of Incorporation and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials, and as to certain matters of fact that are material to our opinion; we have also relied on a certificate of an officer of the Company. In rendering our opinion, we have also made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized for issuance by the Company and, when issued and paid for, as described in the prospectus included in the Registration Statement (the "Prospectus"), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption "Legal Matters." In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Yours truly,

William B. Barnett

William B. Barnett